UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2008, CombinatoRx, Incorporated ("CombinatoRx") and DART Therapeutics, LLC (the "Sponsor") amended their Sponsored Research Collaboration Agreement, dated as of November 7, 2007, (the "Amended Agreement"). Under the Amended Agreement, the Sponsor agreed to provide to CombinatoRx an additional $450,000 in research funding, which was provided to Sponsor by GMT Charitable Research, LLC, an affiliate of a charitable organization focused on finding therapies for Duchenne's Muscular Dystrophy, bringing the committed funding under the Amended Agreement to $3.45 million. CombinatoRx and Sponsor will continue to seek to identify novel disease-modifying, multi-targeted treatments for Duchenne's Muscular Dystrophy.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description
10.1	First Amendment to Sponsored Research Collaboration Agreement, dated as of October 20, 2008, between CombinatoRx, Incorporated, DART Therapeutics, LLC and GMT Charitable Research, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CombinatoRx, Incorporated
	By:	/s/Jason F. Cole, Esq.
Jason F. Cole, Esq.
Senior Vice President, General Counsel
and Secretary
Date: October 22, 2008

Index to Exhibits
Exhibit No.	Description
10.1	First Amendment to Sponsored Research Collaboration Agreement, dated as of October 20, 2008, between CombinatoRx, Incorporated, DART Therapeutics, LLC and GMT Charitable Research, LLC.